EXHIBIT 4.3(c)

[FACE OF NOTE]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	PRINCIPAL AMOUNT: $
NO. FXR-	CUSIP:

DELUXE CORPORATION

MEDIUM-TERM NOTE

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

(ORIGINAL ISSUE DISCOUNT ZERO COUPON)

Form of Note: Book-Entry Note

Original Issue Date (Settlement Date):

Specified Currency:	☐ U.S. dollars ☐ Other:

Authorized Denominations:	☐ U.S. $1,000 and integral multiples thereof
☐ Other:

Maturity Date:

Indexed Note:	☐ Yes ☐ No
Manner of Determining Principal Amount Payable at Maturity Date:

Dual Currency Note:	☐ Yes ☐ No
Optional Payment Currency:
Optional Election Date:

Optional Redemption:	☐ Yes ☐ No
Initial Redemption Date:
Initial Redemption Percentage: %
Annual Redemption Percentage Reduction:

Optional Repayment:	☐ Yes ☐ No
Optional Repayment Date(s):

Addendum Attached:	☐ Yes ☐ No

Exchange Rate Agent:

Other Provisions:

This note was issued with “original issue discount.” The total amount of original issue discount is         % of its principal amount, the issue date is                     , and the yield to maturity is         %.

Deluxe Corporation, a corporation duly organized and existing under the laws of Minnesota (together with its successors and assigns, the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assignees, the Principal Amount as specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) on the Maturity Date specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) (except to the extent redeemed or repaid prior to the Maturity Date) (these and certain other capitalized terms used herein are defined on the face and the reverse of this Note).

The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or repayment or at the Maturity Date, and in such case the overdue principal of this Note shall bear interest at a rate which is equivalent to the rate by which the Discount is accrued, as stated below (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the Maturity Date or the date payment is due upon acceleration or redemption or repayment, as the case may be, to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable upon demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the same rate as the interest on the overdue principal (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable upon demand. In the event that the Maturity Date or any applicable Redemption Date or Repayment Date is not a Business Day, the principal otherwise payable on such Maturity Date or Redemption Date or Repayment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, Redemption Date or Repayment Date.

Payment of the Principal of this Note and any premium due on the Maturity Date (or any Redemption Date or Repayment Date) or any interest hereon will be made in immediately available funds upon surrender of this Note at the office or agency of such paying agent as the Company may determine maintained for that purpose in the Borough of Manhattan, The City of New York (a “Paying Agent”), or at the office or agency of such other Paying Agent as the Company may determine.

Notwithstanding the foregoing, if an Addendum is attached hereto or “Other Provisions” apply to this Note as specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), this Note shall be subject to the terms set forth in such Addendum or such “Other Provisions”.

If the Specified Currency specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is other than U.S. dollars, any payment on this Note on the Maturity Date (or any Redemption Date or Repayment Date) will be made in U.S. dollars, as provided below, unless the holder hereof elects by written request (which request shall also include appropriate wire transfer instructions) to the Paying Agent at its corporate trust office in The City of New York received on or prior to at least 10 days prior to the Maturity Date (or any Redemption Date or Repayment Date), to receive such payment in such Specified Currency, except as provided on the reverse hereof; provided, that any U.S. dollar amount to be received by a holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent appointed by the Company and specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) (the “Exchange Rate Agent”), at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Notes having the same terms as this Note (including Original Issue Date) scheduled to receive U.S. dollar payment and at which the applicable dealer commits to execute a contract; provided, further, that if such bid quotations are not available, such payments shall be made in such Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. The holder hereof may elect to receive payment in such Specified Currency for all such payments and need not file a separate election for each such payment, and such election shall remain in effect until revoked by written notice to the Paying Agent at its corporate trust office in The City of New York received on a date prior to at least 10 calendar days prior to the Maturity Date (or any Redemption Date or Repayment Date); provided, that such election is irrevocable as to the next succeeding payment to which it relates.

If the Specified Currency specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is U.S. dollars, payment of the Principal of and premium and interest, if any, on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

DELUXE CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK MINNESOTA, NA, as Trustee

By:
Name:
Title:

[REVERSE OF NOTE]

DELUXE CORPORATION

MEDIUM-TERM NOTE

(Original Issue Discount Zero Coupon)

This Note is one of a duly authorized issue of Medium-Term Notes having maturities of nine months or more from the date of issue (the “Notes”) of the Company. The Notes are issuable under an indenture, dated as of April 30, 2003 (the “Indenture”), by and between the Company and Wells Fargo Bank Minnesota, N.A., as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. Wells Fargo Bank Minnesota, N.A. has been appointed Authenticating Agent with respect to the Notes, and Wells Fargo Bank Minnesota, N.A. at its corporate trust office in The City of New York has been appointed the Registrar and Paying Agent with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein. This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof (or in the pricing supplement attached hereto or delivered herewith) in accordance with the provisions of the following paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), in whole or from time to time in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), on the date fixed for redemption (each, a “Redemption Date”), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The “Redemption Price” shall initially be the Initial Redemption Percentage specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) multiplied by the Amortized Face Amount (as defined below) to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) until the Redemption Price is 100% of the Amortized Face Amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

This Note will be subject to repayment by the Company at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), in whole or in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the Amortized Face Amount to be repaid, on the date fixed for repayment (each, a “Repayment Date”). For this Note to be repaid, this Note must be received, together with the form hereon entitled “Option to Elect Repayment” duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

The amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity (the “Amortized Face Amount”) will be equal to the sum of (i) the Issue Price specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), increased by any accruals of the Discount, as defined below, and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the “Discount”.

For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant (computed using the “Constant Yield” method in accordance with the rules under the Internal Revenue Code of 1986, as amended and the applicable Treasury Regulations). The constant yield will be calculated using a 30-day month, 360-day year convention and a six-month compounding period.

If this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as an Indexed Note, the Principal hereof payable at Maturity Date will be determined by reference to the price or prices of specified commodities or stocks, the exchange rate of a specified currency relative to one or more currencies, currency units or composite currencies, or such other price or exchange rate specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith).

If this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as a Dual Currency Note, the Company may have a one time option, exercisable on the Option Election Date specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms, of making all payments of Principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payment would otherwise be made in the Specified Currency of such Notes), in an optional currency (the “Optional Payment Currency”) specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith).

This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in the minimum Authorized Denomination specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) or any amount in excess thereof which is an integral multiple thereof.

In case an Event of Default with respect to the Notes of this series shall have occurred and be continuing, the principal of all of the Notes of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the Company’s obligations in respect of (i) the entire indebtedness of this series of Notes or (ii) certain restrictive covenants with respect to this series of Notes, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (unless cancelled as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes of this series may declare the principal of all of the Notes of this series to be immediately due and payable; and upon any such declaration such principal amount of and the accrued interest on all of the Notes of this series shall become immediately due and payable. In determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of Holders of Notes, the principal amount of any Original Issue Discount Note that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon the acceleration of the maturity thereof.

Except as set forth below, if the Principal of, or premium or interest, if any, on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

All determinations referred to above made by the Company or any of its agents shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of Notes.

So long as this Note shall be outstanding, the Company will cause to be maintained an office or agency for the payment of the Principal of and premium, if any, and interest, if any, on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said Principal, premium and interest, if any, at such place or places (subject to applicable laws and regulations) as the Company may decide. So long as there shall be any such agency, the Company shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of and premium and interest, if any, on this Note at the time, place, and rate, and in the coin or currency, herein and in the Indenture prescribed unless otherwise agreed between the Company and the registered holder of this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium and interest, if any) on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of this series, of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the Principal of, or premium, if any, or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplement thereto, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York (without regard to the body of law controlling conflicts of law, other than the New York General Obligations Law Section 5-1401).

As used herein:

(i)	the term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable Notes and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars or euro, “Business Day” shall not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the Specified Currency, or (ii) with respect to Notes denominated in the euro, “Business Day” shall also include any day on which the TransEuropean Real-Time Gross Settlement Express Transfer (TARGET) System is in place;

(ii)	the term “Market Exchange Rate” shall mean the noon U.S. dollar buying rate in The City of New York for cable transfers as published by the Federal Reserve Bank of New York;

(iii)	the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

(iv)	all other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –              (Custodian)             (Minor)

Under Uniform Gifts to Minors Act              (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) the Company to repay $             principal amount of the within Note, pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date or repayment, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note.

For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in the Borough of Manhattan, the City and State of New York, located initially at the office of the Trustee, 450 West 33rd Street, MAC N2661202, Corporate Trust Services, New York, New York 10002.

Signature:
Dated:
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.